Exhibit 99.1
Fidelity National Title Group, Inc. Reports Fourth Quarter 2005 EPS of $0.73
Jacksonville, Fla. — (February 8, 2006) — Fidelity National Title Group, Inc. (NYSE: FNT), the nation’s largest title insurance company and a majority-owned, publicly-traded subsidiary of Fidelity National Financial, Inc. (NYSE: FNF), today reported operating results for the three-month and twelve-month periods ended December 31, 2005.

	4th Quarter 2005	Full Year 2005
Total revenue	$1.587 billion	$6.316 billion
Pre-tax margin	12.9%	13.7%
Net earnings	$126.4 million	$539.0 million
Net earnings per share — diluted	$0.73 per diluted share	$3.11 per diluted share
Cash flow from operations	$102.0 million	$697.5 million
Return on average equity	20.7%	20.9%

	4th Quarter 2004	Full Year 2004
Total revenue	$1.411 billion	$5.889 billion
Pre-tax margin	16.3%	15.0%
Net earnings	$145.0 million	$558.2 million
Net earnings per share — diluted	$0.84 per diluted share	$3.22 per diluted share
     “We had some significant accomplishments at Fidelity National Title Group during 2005,” said Chairman of the Board William P. Foley, II. “In FNF’s continuing efforts to maximize the value of its assets, create shareholder value and provide greater transparency to the investment community, we completed the distribution of the stock of Fidelity National Title Group to FNF shareholders in October. FNF distributed 17.5 percent of the stock, or approximately 30.4 million shares, of FNT to existing FNF shareholders, while retaining the remaining 82.5% ownership stake. FNT is now operating as a majority-owned, publicly-traded subsidiary of FNF. We have also made FNT unique among its title insurance peers by paying a significant cash dividend. Today, the FNT Board of Directors authorized a 16% increase in the annual cash dividend to $1.16, a 4.9% current yield. We believe this significant dividend increase is a strong statement about the future earnings power of FNT, particularly heading into what most expect to be a slowing mortgage market in 2006.
     “This quarter was a solid finish to an exciting year for Fidelity National Title Group,” said Chief Executive Officer Raymond R. Quirk. “Our full-year 2005 revenue of more than $6.3 billion was a record performance, exceeding both the significant refinance driven years of 2003 and 2004. We also broadened our capabilities through two significant acquisitions in 2005. The first, Service Link, provides FNT and its title insurance subsidiaries with centralized title and closing capabilities and improved direct access to national lender accounts for both refinance transactions and emerging lender-driven purchase transactions. The second, the Land Trust business assets of LaSalle Bank, made us the largest provider of land trustee services in the Eastern United States through our subsidiary Chicago Title Land Trust Company. Land trusts are trust arrangements utilized in the ownership of real estate.”
     “Operationally, we focused on headcount reductions in the second half of 2005, reducing headcount by nearly 1,300 employees during the fourth quarter, as we saw open order levels seasonally slow down as year-end approached. From early August through year-end, we reduced headcount by nearly 1,400 employees, or approximately 9% of our title workforce. As we head into 2006, we know that the first quarter is usually the slowest quarter for the title industry so we will remain focused on maintaining our operating margins and returns through further headcount reductions and strict operating cost controls.”

     The following table depicts monthly direct orders opened and closed in the title and escrow business for the fourth quarter of both 2005 and 2004:

	Direct Orders Opened	Direct Orders Closed	Closing %
Month
October 2005	242,800	181,900	75%
November 2005	221,300	168,400	76%
December 2005	189,800	167,600	88%

Fourth Quarter 2005	653,900	517,900	79%

	Direct Orders Opened	Direct Orders Closed	Closing %
Month
October 2004	247,600	177,300	72%
November 2004	234,900	176,000	75%
December 2004	214,700	188,400	88%

Fourth Quarter 2004	697,200	541,700	78%

     The following table depicts monthly commercial direct orders opened and closed in the title and escrow business for the fourth quarter of both 2005 and 2004:

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In thousands)	Fee Per File
4th Quarter 2005	13,503	9,110	$80,849	$8,875
4th Quarter 2004	14,943	9,754	$71,147	$7,157
     Fidelity National Title Group, Inc. is the nation’s largest title insurance company. The Company’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — issue approximately 31 percent of all title insurance policies in the United States. Through its direct operations and agencies, the Company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin

Islands and Canada. In 2005, FNT also acquired Service Link, a leading provider of title and closing services to major financial institutions and lenders, including six of the top 10 lending institutions in the United States ranked by loan origination volume. More information about Fidelity National Title Group can be found at www.fntg.com
     FNT is a majority-owned subsidiary of Fidelity National Financial Inc., number 261 on the Fortune 500 and a provider of products and outsourced services and solutions to a variety of industries. More information about FNF can be found at www.fnf.com.
     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Title Group, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, Fidelity National Financial, Inc., 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL TITLE GROUP, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Direct title premiums	$541,419	$512,072	$2,184,993	$2,003,447
Agency title premiums	680,656	604,628	2,763,973	2,714,770

Total title premiums	1,222,075	1,116,700	4,948,966	4,718,217
Escrow and other title-related fees	293,969	259,925	1,162,344	1,039,835

Total title and escrow	1,516,044	1,376,625	6,111,310	5,758,052

Interest and investment income	41,018	19,336	118,084	64,885
Realized gains and losses	19,179	5,353	44,684	22,948
Other	10,302	9,221	41,783	43,528

Total revenue	1,586,543	1,410,535	6,315,861	5,889,413

Personnel costs	481,976	412,934	1,897,904	1,680,805
Other operating expenses	235,419	209,264	935,263	849,554
Agent commissions	523,652	466,056	2,140,912	2,117,122
Depreciation and amortization	28,898	26,618	102,105	95,718
Claim loss expense	100,421	64,897	354,710	259,402
Interest expense	11,270	799	16,663	3,885

Total expenses	1,381,636	1,180,568	5,447,557	5,006,486

Earnings before income taxes	204,907	229,967	868,304	882,927
Income tax expense	78,577	84,615	327,351	323,598
Minority interest	(20)	356	1,972	1,165

Net earnings	$126,350	$144,996	$538,981	$558,164

Net earnings per share — basic	$0.73	$0.84	$3.11	$3.22

Net earnings per share — diluted	$0.73	$0.84	$3.11	$3.22

Weighted average shares — basic (1)	173,463	173,520	173,463	173,520

Weighted average shares — diluted (1)	173,575	173,520	173,575	173,520

Direct operations orders opened	653,900	697,200	3,052,800	3,142,900
Direct operations orders closed	517,900	541,700	2,169,700	2,249,800
Fee Per File	$1,542	$1,397	$1,487	$1,324

(1)	For the 2004 periods, net earnings per share is a pro forma presentation based on the distribution of 173,520 shares on October 17, 2005

FIDELITY NATIONAL TITLE GROUP, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	December 31,	December 31,
	2005	2004
	Unaudited
Cash and investment portfolio	$3,762,895	$3,087,903
Goodwill	1,051,526	959,600
Title plants	308,675	301,610
Total assets	5,900,533	5,074,091
Notes payable	603,262	22,390
Reserve for claim losses	1,063,857	980,746
Secured trust deposits	882,602	735,295
Total stockholders’ equity	2,480,037	2,676,756
Book value per share (1)	14.23	15.43

(1)	Book value per share at December 31, 2004 is a pro forma presentation based on the distribution of 173,520 shares on October 17, 2005